UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 25, 2023

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 25, 2023, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”) increased the size of the Board from eight to nine members and appointed Mr. Davinder “Sonny” Sra as a director to fill the vacancy resulting from that increase. Mr. Sra’s initial term as director will expire at the Company’s 2024 annual meeting of stockholders. Mr. Sra is independent under the New York Stock Exchange listing standards and the Company’s criteria for determining director independence. Mr. Sra has not yet been appointed to serve on any committees of the Board.

In exchange for his service as a director, Mr. Sra will receive the following compensation: (i) the prorated portion of the $95,000 annual base cash retainer paid to each non-employee director in 2023; (ii) a grant of 20,042 immediately vested shares of our common stock; and (iii) per meeting attendance fees, all consistent with the Company’s previously disclosed director compensation arrangements. Mr. Sra will also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with his service on the Board. In connection with his appointment, Mr. Sra has agreed to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, to maintain the confidentiality of information obtained as a member of the Board and to observe corporate governance requirements of the Company required in connection with the term of his service on the Board.

From 1995 to March 2020, Mr. Sra served in positions of escalating importance with Remington Lodging & Hospitality, LLC (“Remington Hospitality”). Remington Hospitality is a hotel management company and was acquired by Ashford Inc., the Company’s advisor, in November 2019. Mr. Sra retired from Remington Hospitality in March 2020 as Senior Vice President of Operations. Mr. Sra is a results-driven operations executive with a strong track record of success in high-end luxury brands, hotels, resorts and spas. Mr. Sra received a Bachelor of Science degree from Punjab University, India, and a Master of Business Administration degree from Georgia Southern University.

There are no arrangements or understandings between Mr. Sra and any other person pursuant to which Mr. Sra was selected to serve as a director, nor are there any related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: July 27, 2023	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary